Exhibit 10.1

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT
AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT (the “Amendment”), dated effective as of February 22, 2016, is entered into by and between NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (“Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A.            Company and Wells Fargo are parties to a Third Amended and Restated Credit and Security Agreement dated May 27, 2010 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

B.            The Company has requested that certain amendments be made to the Credit Agreement, which Wells Fargo is willing to make pursuant to the terms and conditions set forth herein.

C.            The Company has requested that certain amendments be made to the Credit Agreement, which Wells Fargo is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Definitions. The following definitions are hereby amended or added to Exhibit A to the Credit Agreement as appropriate:

“Fixed Charge Coverage Ratio” means, with respect to the Company and its Subsidiaries for any period, the ratio of (i) the aggregate of (a) EBITDA for such period, plus (b) add backs of one time expenditures actually made up to $300,000 for fiscal year 2015 and up to $600,000 during fiscal year 2016 for the Company’s expansion in China minus (c) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, minus (d) cash taxes paid during such period, to the extent greater than zero, divided by (ii) Fixed Charges for such period.

“Eighth Amendment” means that certain Eighth Amendment to Third Amended and Restated Credit and Security Agreement dated as of February 22, 2016, by and between the Company and Wells Fargo.

2.             Mandatory Prepayment; Overadvances. Section 1.2(b) of the Credit Agreement was inadvertently deleted in the Third Amendment and is hereby added back as follows:

(b)                                 Mandatory Prepayment; Overadvances. If unreimbursed Line of Credit Advances evidenced by the Revolving Note plus the L/C Amount exceed the Borrowing Base or the Maximum Line Amount at any time, then Company shall immediately prepay the Revolving Note in an amount sufficient to eliminate the excess, and if payment in full of the Revolving Note is insufficient to eliminate this excess and the L/C Amount continues to exceed the Borrowing Base, then Company shall deliver cash to Wells Fargo in an amount equal to the remaining excess for deposit to the Special Account, unless in each case, Wells Fargo has delivered to Company an Authenticated Record consenting to the

Overadvance prior to its occurrence, in which event the Overadvance shall be temporarily permitted on such terms and conditions as Wells Fargo in its sole discretion may deem appropriate, including the payment of additional fees or interest, or both.

3.             Financial Covenants. Section 5.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)           Minimum Fixed Charge Coverage Ratio. Company shall maintain on a trailing twelve month basis, measured monthly, a Fixed Charge Coverage Ratio of not less than (i) 1.20 to 1.00 for the trailing twelve month period ending December 31, 2015, and (ii) 1.15 to 1.00 for each period thereafter.

4.             Investments and Subsidiaries. Section 5.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

5.2          Investments and Subsidiaries. Company shall not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any Person or Affiliate, including without limitation any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any Person or Affiliate, except:

(a)                                 Investments in direct obligations of the United States of America or any of its political subdivisions whose obligations constitute the full faith and credit obligations of the United States of America and have a maturity of one year or less, commercial paper issued by U.S. corporations rated “A 1” or “A 2” by Standard & Poor’s Ratings Services or “P 1” or “P 2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

(b)                                 Travel advances or loans to Company’s Officers and employees not exceeding at any one time an aggregate of $50,000;

(c)                                  Prepaid rent not exceeding one month or security deposits;

(d)                                 Affiliate loans or advances to (i) Manufacturing & Assembly Solutions of Monterrey S DE RL DE CV not to exceed $10,750,000 in the aggregate outstanding at any time, and (ii) Nortech Systems Hong Kong Company, LTD not to exceed $1,500,000 in the aggregate outstanding at any time.

(e)                                  Current investments in those Subsidiaries in existence on the date of this Agreement which are identified on Exhibit D.

5.             Appraisals. As of the date of this Amendment, Wells Fargo does not intend to require appraisals of the Company’s Inventory, Equipment or real estate during fiscal year 2016, but reserves its right to require any or all of the foregoing appraisals at its discretion as permitted in the Credit Agreement.

6.             Compliance Certificate. Exhibit E to the Credit Agreement is hereby replaced with Exhibit E attached hereto.

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7.                   Amendment Fee. In consideration of Wells Fargo entering into this Amendment, the Company agrees to pay to Wells Fargo a fully earned non-refundable amendment fee of $5,000 payable on the date of the Eighth Amendment.

8.                   Conditions Precedent. This Amendment shall be effective when Wells Fargo shall have received an executed original hereof, together with executed copies (as applicable) of the following:

(a)           An Eighth Amendment to Letter of Credit and Reimbursement Agreement; and

(b)           Such other matters as Wells Fargo may require.

9.                   Representations and Warranties. The Company hereby represents and warrants to Wells Fargo as follows:

(a)           The Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)           The execution, delivery and performance by the Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Company, or the articles of incorporation or by-laws of the Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

10.                References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

11.                No Other Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

12.                Release. The Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or

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thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

13.                Costs and Expenses. The Company hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Company specifically agrees to pay all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by the Company, make a loan to the Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 7 of this Amendment.

14.                Miscellaneous. This Amendment may be executed in any number of counterparts including by facsimile or electronic (pdf) transmission, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION		NORTECH SYSTEMS INCORPORATED

By:	/s/ Thomas G. Hedberg	By:	/s/ Paula M. Graff
	Thomas G. Hedberg	Name: Paula M. Graff
	Its Vice President	Its: Vice President and Chief Financial Officer

[Signature Page to Eighth Amendment to Third Amended

and Restated Credit and Security Agreement]

Exhibit E to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:          Wells Fargo Bank, National Association

Date:                                            , 201

Subject:                 Financial Statements

In accordance with our Third Amended and Restated Credit and Security Agreement dated May 27, 2010 (as amended from time to time, the “Credit Agreement”), attached are the financial statements of Nortech Systems Incorporated (the “Company”) dated [                                  , 201  ] (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

A.         Preparation and Accuracy of Financial Statements.  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present Company’s financial condition as of the Reporting Date.

B.         Name of Company; Merger and Consolidation. I certify that:

(Check one)

☐                          Company has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐                          Company has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger: ☐ was consented to in advance by Wells Fargo in an Authenticated Record, and/or ☐ is more fully described in the statement of facts attached to this Certificate.

C.                          Events of Default. I certify that:

(Check one)

☐                          I have no knowledge of the occurrence of an Event of Default under the Credit Agreement, except as previously reported to Wells Fargo in a Record.

☐                          I have knowledge of an Event of Default under the Credit Agreement not previously reported to Wells Fargo in a Record, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that Wells Fargo may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D.                          Litigation Matters. I certify that:

(Check one)

☐                          I have no knowledge of any material adverse change to the litigation exposure of Company or any of its Affiliates or of any Guarantor.

☐                          I have knowledge of material adverse changes to the litigation exposure of Company or any of its Affiliates or of any Guarantor not previously disclosed in Exhibit D, as more fully described in the statement of facts attached to this Certificate.

E.                           Financial Covenants. I further certify that:

(Check and complete each of the following)

1.         Minimum Fixed Charge Coverage Ratio.  Pursuant to Section 5.2(a) of the Credit Agreement, Company’s Fixed Charge Coverage Ratio for the trailing twelve month period ending on the Reporting Date, was        to 1.00, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not less than 1.10 to 1.0 on a trailing twelve month basis measured monthly for the months ending January 31, 2015 up to and including December 31, 2015, and 1.15 to 1.0 on a trailing twelve month basis measured monthly thereafter.

2.         Stop Loss. Pursuant to Section 5.2(d) of the Credit Agreement, for the month ending on the Reporting Date, Company has suffered a Net Loss of $                               , which ☐ satisfies ☐ does not satisfy the requirement that Company suffer a Net Loss in any single month not in excess of $250,000.

3.         Due From Affiliate. Pursuant to Section 5.6(d) of the Credit Agreement, as of the Reporting Date, Company has

(a)        $                              in affiliate loans or advances due from Manufacturing & Assembly Solutions of Monterrey S DE RL DE CV, which ☐ satisfies ☐ does not satisfy the requirement that Company not have loans or advances to Manufacturing & Assembly Solutions of Monterrey S DE RL DE CV, in an aggregate amount in excess of $10,750,000 at any time; and

(b)        $                              in affiliate loans or advances due from Nortech Systems Hong Kong Company, LTD, which ☐ satisfies ☐ does not satisfy the requirement that Company not have loans or advances to Nortech Systems Hong Kong Company, LTD, in an aggregate amount in excess of $1,500,000 at any time.

4.         Salaries. Company ☐ has ☐ has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation to any Director, Officer or consultant, or any member of their families, as of the Reporting Date, and ☐ has ☐ has not paid any increase in such amounts (on a year over year basis, as of the Reporting Date) from any source other than profits earned in the year of payment, and as a consequence Company ☐ is ☐ is not in compliance with Section 5.8 of the Credit Agreement.

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Company’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

By:
Its: Chief Financial Officer